                                                                    EXHIBIT 7(a)

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the
Series A Ordinary Shares of Tefron Ltd. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf of the date indicated:

MIVTACH SHAMIR HOLDINGS LTD.

By: /s/ MEIR SHAMIR
    -------------------
Name:   Meir Shamir
Title:  Chairman

/s/ MEIR SHAMIR
---------------
Mr. Meir Shamir

                                      -10-